Exhibit 32.2

EXHIBIT 39                  CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Mediscience Technology Corp.. (the "Company") on Form 10-K for the year ended February 29, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. Sec 1350, as adopted pursuant to Sec 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

                        (1) The Report fully complies with the requirements of
                        Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: May 7, 2004


                                               Name: ss/Michael Engelhart
                                         Title: Michael Engelhart, President/COO

                  Mediscience Technology CORP. "Code of Ethics

Subscribed to by all Officers and Directors by their signature to this 10-K 2004 document.

Purpose: written standards designed to defer wrongdoing and to promote honesty and ethical conduct at all times material to the best interests of our shareholders and the investment public.

1. At all times--ethical handling of any actual or apparent conflicts of interest between any personal and professional relationships of our Officers. Director

2. At all times full, fair, accurate, timely and clearly understandable disclosure in all our reports and documents filed with or submitted to the SEC and any and all public communications.


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Where material such public communications to be both 8-K filings and posted on
MEDISCIENCETECH.com the company web site.

3. At all times to be in full compliance with applicable state and federal laws, rules and regulations.

4. To promptly report internally to the appropriate party any infraction and hold accountable responsible parties for breach of the Code of Ethics.

Any change to or a waiver of the above code of ethics will be reported within 5 business days either on an 8-K filing or a posting of notice on the Company's web site MEDISCIENCETECH.com as required under present SEC guidelines.

                                   SIGNATURES

Pursuant to the requirements of Section 13 and 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                          Mediscience Technology Corp.


                               ss/ Peter Katevatis

Date: May 7, 2004 By: Peter Katevatis, Chairman of the Board and Chief Executive
                                    Officer


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                        POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Mediscience Technology Corp. hereby severally constitute and appoint Peter Katevatis Esq., our true and lawful attorney, with full power to sign for us and in our names in the capacities indicated below, any amendments to this report on form 10-KSB, and generally to do all things in our names and on our behalf in such capacities to enable Mediscience Technology Corp. to comply with the provisions of the Securities Exchange Act of 1934, as amended, and all the requirements of the Securities and Exchange Commission.

Pursuant to the requirements of section 13 or 15(d) of the Securities and Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

   SIGNATURE & DATE                           TITLE

                                    Director, Board Chairman/CEO
 ss/ Peter Katevatis
-------------------------
Peter Katevatis, Esq.

 ss/ William Armstrong                      Director
-------------------------
William Armstrong

 Ss/ John Kennedy                 Director, Chief Financial Officer
-------------------------
John Kennedy

ss/ Michael Kouvatas                        Director
-------------------------
Michael N. Kouvatas, Esq.

ss/ John Matheu                             Director
-------------------------
John Matheu

ss / Michael Engelhart               President/COO, Director
-------------------------
Michael Engelhart

ss/Sidney Braginsky                         Director
-------------------------


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             MEDISCIENCE TECHNOLOGY CORP. LETTER TO THE SHAREHOLDERS

We intend that the year 2004 will mark a turning point for the Company as we focus on achieving the following key objectives: 1) complete financing activities and fully initiate business plan implementation; 2) complete development and testing of a fourth generation imaging system with fiber-optic capability to support clinical trials for product clearance and commercialization; 3) Insure the continuity of intellectual property ownership and basic research programs; and 4) continue to evaluate and prioritize new areas of opportunity for our technology.

We and our development partners firmly believe that the platform technology developed by Mediscience and the City University over the past ten+ years is PARADIGM SHIFT, and has the potential to and will significantly impact both the quality of patient outcomes and reduction in the cost of healthcare. The Company and the City University have developed and refined working prototypes that have been validated in both pre-clinical and clinical trials at leading medical institutions (e.g. Sloan Kettering Cancer Center, Cornell University New York Medical Center, and Hackensack University Medical Center). Now under the direction of Michael Engelhart President COO we are ready to begin the process of product commercialization. With your support, we will make every effort to ensure that the full potential of our technology is realized, and that our company plays a leadership role in its introduction to the healthcare market. We have reduced the company's debt significantly and successful, negotiated an agreement with The Research Foundation of City University of New York (RFCUNY) establishing them as a significant equity owner of Mediscience shares and warrants that in the best interests of he Company and our shareholders. Your Company, City University and related institutions have a long and productive 10-year history of cooperation and continue to be committed to making Mediscience a leading cancer detection company.

In parallel and while building on our prior accomplishments, the Company continues to address several critical unresolved issues, the most important of which is the lack of adequate funding to maintain business momentum and properly leverage our intellectual property assets; the resolution of this issue continues to be a principle focus and the highest priority of management. In the absence of the availability of such financing on a timely basis, the company may be forced to materially curtail or cease its operations.


/s/Michael Engelhart, President Chief Operating Officer


/s/Peter Katevatis, Esq., Chairman/CEO


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